                                                                   EXHIBIT 10.21

                         STANDARD NET INDUSTRIAL LEASE

INFORMATION SCHEDULE

     This Information Schedule is a part of the Lease between the parties named below. The information in this Schedule is further explained and detailed in the rest of the Lease, most particularly in the referenced Lease Paragraphs.

INFORMATION                                                                      PARAGRAPH
DATE OF LEASE:         March 13, 1996                                            #1

PARTIES:               LANDLORD: National Life Insurance Company                 #1,19
                                 c/o Koll Investment Management
                                 4343 Von Karman Avenue
                                 Newport Beach, CA 92660
                                 Attention:  Thomas K. Arai

                       Copy:  Koll Investment Management
                              4343 Von Karman Avenue
                              Newport Beach, CA 92660
                              Attention:  Herbert L. Roth

                       TENANT:   Callaway Golf Company                           #1,19
                                 2285 Rutherford Rd.
                                 Carlsbad, CA 92008-8815
                                 Attention: Donald H. Dye, President

PREMISES:              Approximately 63,083 Square Feet at 5858 Dryden Place,    #2.1
                       Carlsbad, CA                                              Exhibits A&B

                       Adjacent Site Improvements: (if none, so state)           #2.1(b)
                       None                                                      Exhibit B

LANDLORD'S WORK:       See Exhibit C                                             #3.1,
                                                                                 Exhibit C

OCCUPANCY:             The "Date of Occupancy" shall be July 1, 1996             #3.2

TERM:                  The "Lease Term" shall commence upon execution of         #4
                       the lease document by Tenant and Landlord and expire
                       August 31, 2002.

RENTS:                 Fixed Minimum Rent:  See Exhibit E                        #5

ADDITIONAL RENTS:      Tenant's share of the Operating Costs, Real Estate        #5.2, 7.3,
                       Taxes, and Insurance Premiums is established at one       8.2(b),10.1, 11
                       hundred percent (100%).  Utilities are as set forth
                       herein.

SECURITY DEPOSIT:      The initial Security Deposit is $28,387.35                #5.4
                       $28,387.35

PERMITTED USES:        Office, research and development, assembly,               #6.1
                       manufacturing, repair, warehouse and distribution
                       of sports equipment and related products.

LANDLORD'S BROKER:     CB Commercial                                             #20

TENANT'S BROKER:       CB Commercial                                             #20

ADDITIONAL EXHIBITS:   The following Exhibits are attached to and made a part
                       of this Lease.

                       A. Description of the Premises
                       B. Plan of the Premises
                       C. Landlord's Work and Tenant's Work
                       D. Dangerous/Hazardous Chemicals and Materials
                       E. Rent Schedule
                       F. Reports & Documents

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

                         STANDARD NET INDUSTRIAL LEASE


1. PARTIES. This is made as of the date shown in the Information Schedule, between the parties as provided in said Schedule.

2.      PREMISES, PROPERTY.

2.1 PREMISES. In consideration of the agreements in this Lease and other consideration paid, Landlord leases to the Tenant and Tenant leases from
Landlord:

2.1(a) The "Premises" consists of land and the "Building" located at 5858 Dryden Place, Carlsbad, CA, as described in Exhibit A and the Information Schedule and are shown on Exhibit "B".

2.1(b)  INTENTIONALLY DELETED

2.1(c)  INTENTIONALLY DELETED

3.      IMPROVEMENTS, DATE OF OCCUPANCY.

3.1 COMPLETION OF CONSTRUCTION. The Landlord's Work is described in Exhibit "C". Any items to be paid for by Tenant are as shown in Exhibit "C". Landlord will use reasonable efforts to deliver the Premises to Tenant in substantial compliance with the plans and specifications listed in Exhibit "C" on or before the date provided in the Information Schedule, subject to Article 15. Plans and specifications to be provided by Tenant will be available to Landlord as provided in the Information Schedule.

3.2     DATE OF OCCUPANCY.  Date of Occupancy shall be July 1, 1996.

3.3     POSSESSION.

     Tenant may cancel this lease if possession is not provided within ninety
(90) days from the projected Date of Occupancy. Tenant agrees not to seek damages if Landlord fails to complete Landlord's work or if occupancy is delayed due to any of the events in Article 15 or any other cause.

4. TERM: Commencement and Termination. The Lease is as provided in the Information Schedule. If the Tenant is on the Premises before the Date of Occupancy the terms of the Lease (except rentals) will govern. This lease is not terminable by Tenant, except as expressly stated.

5.      RENTS, SECURITY DEPOSITS.

5.1(a) FIXED MINIMUM RENT. Tenant agrees to pay Landlord Fixed Minimum Rent (the Rent) for the Premises in the amounts listed in the Rent Schedule attached hereto as Exhibit "E". The Rent will be paid in monthly installments, in advance, without offset, deduction or prior demand, on the first day of each month of the original and any renewal Lease Term. The Rent for the time from the Date of Occupancy to the first day of the next calendar month will be paid on the Date of Occupancy.

5.1(b) RENT TAX. If any governmental agency imposes any tax measured by the amount of rent paid, Tenant will pay such tax at the time of each payment of Fixed Minimum Rent or Additional Rent.

5.1(c)  COST OF LIVING INCREASE.  INTENTIONALLY DELETED.
        SEE ATTACHED RENT SCHEDULE (Exhibit "E").

5.2(a) ADDITIONAL RENT. In addition to the Fixed Minimum Rent, Tenant will pay as Additional Rent Tenant's Share of the Property Costs which includes: insurance premiums, (whether elective or required), Real Property Taxes, and Tenant's Share of Operating Costs. Operating Costs include all costs and expenses of any kind or nature incurred by Landlord in managing, operating, equipping, policing, protecting, lighting, repairing, replacing and maintaining the Industrial Park and the common areas, including, but not limited to, maintenance and repairs, common area utilities, water and sewer, landscaping, irrigation systems, cleaning, snow removal, signaled, lighting, pest control, security costs, supplies, trash removal, parking lot sweeping, personal property taxes, Owners' Association dues, maintenance of and replacement of equipment, exterior painting, roof repairs, parking lot repairs, seal coating, and striping, plumbing repairs, and compensation and benefits of employees involved in such work. Excluded from Operating Costs are net income taxes, financing costs, capital improvements, leasing commissions, advertising expenses, renovation of space for new tenants, and renovation as a result of casualty from causes against which Landlord carries insurance. If Tenant fails to pay its share of these expenses, Landlord shall have the remedies provided for the failure to pay rent.

5.2(b) PAYMENT OF ADDITIONAL RENT. Additional rent, together with any tax measured by the amount of additional rent, will be paid in monthly installments on the first day of each month in an amount reasonably established from time to time by Landlord. Property Costs for periods including time outside the Lease Term will be prorated. Landlord will provide an accounting of actual costs at least annually and any refund due Tenant, or payment due Landlord, shall be paid within fifteen (15) days from receipt of notice.

5.2(c) TENANT'S SHARE. Tenant's Share is the percentage obtained by dividing the number of square feet of leasable area in the Building. The Tenant's Share is initially established as set forth in the Information Schedule.

5.3 RENT OBLIGATIONS INDEPENDENT; ABATEMENT; PRORATION; WHERE PAYABLE; LATE CHARGES. The rent obligations are independent of any other obligations of Tenant or Landlord, and Tenant is not entitled to any abatement or reduction in rent except as expressly provided. Tenant waives the benefit of any statute which would alter this agreement of the parties. Rent due for any period which is less than one month will be prorated. Rent is payable to Landlord at the address listed in the Information Schedule or such other places the Landlord may designate from time to time in writing. A five percent (5%) handling fee is due on any rent not paid within ten (10) days of the due date, unless Landlord elects to pursue actions under Paragraph 13.

5.4     SECURITY DEPOSIT.

        Upon execution of this Lease, Tenant shall deposit with Landlord a cash Security Deposit in the amount provided in the Information Schedule. Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any default of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within ten (10) days after Landlord's written request. Tenant's failure to comply with this provision shall be a material default. No interest is payable on the Security Deposit. Landlord is not required to keep the Security Deposit in a separate account and no trust relationship is created as to the Security Deposit.

6.      USE.

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

6.1 USE. Tenant covenants and agrees to use the Premises for no purpose other than those listed in the Information Schedule.

6.2 COMPLIANCE WITH LAW. Tenant, at its expense, will comply promptly with all statutes, ordinances, rules and regulations, orders and requirements (including the recommendations of fire rating organizations, Tenant's and Landlord's underwriters and insurance companies), in effect during the Lease Term regulating the use of the Premises by Tenant. Tenant will not carry on, nor permit any dangerous or offensive activity so as to create damage to the Property, waste, a nuisance, or, disturbance to other tenants.

6.3 ENVIRONMENTAL PROTECTIONS. Tenant acknowledges that there are in effect federal, state, and local laws, regulations, and guidelines, and that additional and other laws, regulations, and guidelines may hereinafter be enacted to take effect relating to or affecting the Premises, and concerning the impact on the environment of construction, land use, maintenance and operation of structures, and the conduct of business. Tenant will not cause or permit to be caused, any act or practice, by negligence, omission, or otherwise that would adversely affect the environment, or do anything or permit anything to be done that would violate any of said laws, regulations or guidelines. Tenant agrees to comply with Exhibit "D" ("Control of Dangerous/Hazardous Chemicals and Materials"). Tenant shall indemnify, defend, protect and hold Landlord, its employees, agents, officers and directors, harmless from and against all claims, accidents, suits, proceedings, judgments, losses, costs, damages, liabilities (including, without limitation, sums paid in settlement of claims), deficiencies, fines, penalties, punitive damages or expenses (including, without limitation, reasonable attorneys', experts', and consultants' fees, investigation and laboratory fees, court costs and litigation expenses) resulting from any adverse affect to the environment by Tenant, directly or indirectly resulting from the presence of any Hazardous Materials in, on, or under the Premises that were introduced to the Premises by Tenant. All obligations of Tenant under this
Article 6.3 shall survive the expiration or earlier termination of the Lease.

Tenant shall have no liability for the clean up of, or otherwise in connection with, any spill, accidents or improper discharges of dangerous/hazardous chemicals or materials which occurred prior to the Date of Occupancy, unless caused by Tenant, and Landlord agrees to indemnify, defend, protect and hold Tenant, its employees, agents, officers and directors and shareholders, harmless from and against all claims, suits, proceedings, judgments, losses, costs, damages, fines, penalties, punitive damages and expenses (including, without limitation, reasonable attorney's, expert's and consultant's fees, investigation and laboratory fees, court costs and litigation expenses) resulting from or related to such spills, accidents or improper discharges of dangerous/hazardous chemicals or materials occurring prior to the Date of Occupancy, unless caused by Tenant. The obligation of Landlord under this section shall survive termination of this lease agreement.

6.4 CONDITION OF PREMISES. Landlord has delivered the following reports and documents listed in Exhibit F. Tenant has reviewed said reports and documents and determined at its sole discretion that the property is suitable and accepts property's condition as described in these reports. Tenant accepts the Premises in the condition existing as of the date of this Lease, subject only to the completion of Landlord's Work.* Tenant accepts the Premises subject to all applicable zoning, municipal, county, state and federal laws, ordinances and regulations governing use of the Premises and to any covenants or restrictions of record, and matters disclosed by any attached exhibits. Tenant acknowledges that Landlord and Landlord's agent have not made any representation or warranty as to the suitability of the Premises for Tenant's business.

* Subject to completion of cleanup of Hazardous Materials from Premises by Landlord.

                                 /s/ TKA              /s/ DHD
                           -------------------   -----------------
                           Landlord's Initials   Tenant's Initials

7.   MAINTENANCE, REPAIRS AND ALTERATIONS.

7.1 TENANT'S OBLIGATIONS. During the Lease Term, Tenant shall maintain, replace and keep the Premises, fixtures and equipment in good and clean order, condition and repair, including, but not limited to, all windows and doors and their fixtures, loading dock equipment (dock levelers, overhead doors, dock shelters, seals and bumpers), pavement under the sole use of Tenant, electrical system, lighting (fixtures, bulbs, ballasts, starters, and diffusers), plumbing, heating and cooling system and equipment, floors, sprinkler system, interior wall surfaces, interior partitions, mezzanines and all Adjacent Site Improvements. Tenant will maintain maintenance contracts satisfactory to Landlord covering the air conditioners and insurance policies covering boilers. Tenant waives the benefits of any statute which would give Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

Tenant agrees to store trash in suitable containers outside the Building.
Tenant agrees not to store goods, pallets, drums, or any other materials outside the Premises.

Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which is allowed by law. Use by Tenant of any mezzanines for storage is at Tenant's sole risk and Tenant agrees to indemnify Landlord from any claims resulting from any such use.

In the event Landlord designates specific parking areas within the parking and loading areas, Tenant will cause its employees, agents, and invitees to park only in the designated areas.

No repair or servicing of any motorized vehicle shall be allowed in the Premises or in any parking or loading areas, roadways, or service areas within the Industrial Park. No vehicle (including equipment, trailers, and machinery) shall be abandoned or disabled or in a state of non-operation or disrepairship upon the property of the Landlord, and Tenant shall enforce this restriction against Tenant's employees, agents, and invitees. Should Landlord determine that a violation of this restriction has occurred, Landlord shall have the right to cause the offending vehicle to be removed and all costs of such removal shall be the obligation of the Tenant responsible for such vehicle within ten (10) days of written notice to Tenant.

7.2 LANDLORD'S OBLIGATIONS. Landlord will maintain the roof, the structural integrity of the exterior walls, structural supports and foundations of the Building and the paved areas of the Industrial Park (except for pavement under Tenant's sole use), unless covered by the provisions of Paragraph 9.3. Landlord may enter the Premises on reasonable notice to carry out its obligations. Landlord will not unduly interfere with Tenant's operations. Landlord is not liable for any reasonable interruption of Tenant's use of the Premises.

It is expressly agreed between the parties that the Landlord will not be liable to the Tenant for any damage or injury which may be sustained by the Tenant or those claiming through Tenant as a result of leaks in the roof, foundation or outside walls. The Landlord will be liable to the Tenant only in the event of the Landlord's willful refusal to repair the roof, foundation and outside walls or Landlord's gross negligence in making such repairs.

7.3  RAIL SPUR USE & COSTS.  INTENTIONALLY DELETED

7.4 SURRENDER OF PREMISES. At the end of the term, or any other termination, Tenant will return the Premises in good, clean condition and operating order, after completing all maintenance and replacement which is Tenant's responsibility. Damage by ordinary wear and tear is excepted to the extent that it is not part of Tenant's obligation to maintain and replace. Also excepted is casualty from causes against which Landlord carries insurance. Extraordinary wear and tear due to Tenant's use of the Premises is the responsibility of Tenant. Damage to the Premises caused by Paragraph 7.5(c) removals will be repaired by Tenant.

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Tenant shall notify Landlord in writing at least 120 days prior to vacating the
Premises and shall within 30 days prior to vacating arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. If Tenant fails to give such notice or to arrange for such inspection, then Landlord's inspection of the Premises shall be deemed correct for the purpose of determining Tenant's responsibility for repairs and restoration of the Premises.

7.5  ALTERATIONS AND ADDITIONS.

7.5(a) CONSENT. Tenant will not make any alterations or improvements to the Premises, or changes to the exterior of the Premises, or the exterior of the Building without Landlord's prior written consent. Landlord may condition its consent with any of the following:

     (i) Tenant's agreement to remove any alterations or improvements upon termination, and to restore the Premises to the prior condition.

     (ii) Alien and completion bond equal to the estimated cost of improvements.

     (iii) Insurance necessary to protect both parties while work is in progress.

     (iv) Waivers of Liens from all contractors or sub-contractors involved in the alterations or improvements.

7.5(b) LIENS. Claims for labor or materials for, or purporting to be for, labor or materials furnished to Tenant shall be paid by Tenant when due, or secured by bond, so as to immediately discharge any liens filed against the Premises, Building, or Industrial Park. In the event Tenant does not discharge any such liens, Landlord shall have the right, but not the obligation, to discharge such liens. Any such amount paid or incurred by Landlord shall be immediately due and payable as additional rent by Tenant to Landlord together with interest at the rate indicated in Paragraph 24.10 from the date of payment by Landlord until paid by Tenant.

7.5(c) SURRENDER OR REMOVAL OF ALTERATIONS. Unless removal is required by Landlord, at Landlord's option, all alterations or improvements will become the property of Landlord and will be surrendered with the Premises at the end of the Lease Term or other termination, without payment. Tenant's machinery and equipment, unless it is fixed to the Premises so that it cannot be removed without material damage, remains the property of Tenant and may be removed by Tenant subject to Paragraph 7.4.

8.      INSURANCE.

8.1(a) LIABILITY INSURANCE. During the Lease Term, Tenant will maintain a broad form policy of commercial general liability insurance insuring Landlord, its employees, agents and real estate managers and Tenant against liability arising out of the use, occupancy or maintenance of the Premises. The insurance will be for not less than $1,000,000 combined single limit personal injury and property damage. The limits of the insurance will not limit the liability of Tenant. The policy will contain cross-liability endorsements and additional insured endorsements and will insure Tenant's performance of the indemnity provisions of Paragraph

8.1(b) If Tenant fails to maintain the required insurance, landlord may, but is not obligated to, maintain the insurance at Tenant's expense. The policy shall expressly provide that it is not subject to invalidation of the Landlord's interest by reason of any act or omission on the part of Tenant.

8.2(a) LANDLORD'S INSURANCE. During the Lease Term, Landlord will maintain policies of insurance covering loss or damage to the Building in the amount of the full replacement value, providing protection against all perils included within the classification of fire and extended coverage. Landlord may elect to provide comprehensive general liability insurance, rent loss, vandalism, malicious mischief, sprinkler leakage, war, automobile, umbrella, flood, boiler, air conditioner and all-risk insurance. The insurance will provide for payment for loss to Landlord or to the holder of a first mortgage or deed of trust on the property.

8.2(b) PAYMENT OF PREMIUMS; INSURANCE POLICIES. Landlord shall pay the Premiums for the insurance policies maintained by Landlord under Paragraph 8.2(a) and Tenant shall pay Landlord as Additional Rent, Tenant's Share of the Premiums as provided in Paragraph 5.2. If the Lease Term expires before the expiration of the insurance period, Tenant's liability shall be prorated on an annual basis.

8.2(c) TENANT'S PERSONAL PROPERTY. Tenant assumes all risk of loss or damage to Tenant's Property. Tenant assumes the risk that loss or damage to Tenant's Property, to the Premises or to the Property may result in loss of income, profits or good will to the business of Tenant or other persons interested in Tenant's Property. Tenant releases and holds Landlord harmless from liability for these losses or damage, except arising out of Landlord's gross negligence or willful misconduct. Tenant's Property includes all goods, equipment, inventory, merchandise, records and other personal property and all fixtures, improvements and betterments placed in or about the Premises, belonging to Tenant or any person connected with, or claiming under or through Tenant. Tenant agrees to indemnify Landlord and save it harmless from all loss or claims, including reasonable attorneys fees and costs in defending a claim, arising out of loss or damage to Tenant's Property belonging to others. Landlord means Landlord, its employees and agents.

TENANT SHALL PROVIDE INSURANCE TO THE EXTENT OF NOT LESS THAN NINETY PERCENT (90%) OF THE FAIR MARKET VALUE OF TENANT'S PROPERTY AS APPRAISED BY TENANT'S INSURER(S), WITH AN AGREED AMOUNT ENDORSEMENT. TENANT, AT ITS SOLE COST AND EXPENSE, SHALL OBTAIN THE INSURANCE COVERAGES NECESSARY TO PROVIDE PROTECTION FOR THE RISKS AND OBLIGATIONS TO INDEMNIFY ASSUMED BY TENANT AND SHALL MAINTAIN SUCH INSURANCE FOR THE LEASE TERM. TENANT AGREES TO NOTIFY EACH INSURANCE CARRIER OF THE TENANT'S ASSUMPTION OF RISK, RELEASE AND INDEMNIFICATION STATED ABOVE. TENANT ACKNOWLEDGES THAT ITS INSURANCE COVERAGES COULD BE VOIDED OR OTHERWISE ADVERSELY AFFECTED BY THE FOREGOING PARAGRAPH UNLESS THE INSURANCE CARRIER HAS WAIVED ITS RIGHT OF SUBROGATION OR HAS OTHERWISE AGREED TO THE ABOVE ASSUMPTION OF RISK, RELEASE AND HOLD HARMLESS AGREEMENT AND INDEMNIFICATION.

8.3(a) TENANT'S INSURANCE POLICIES. Insurance carried by Tenant will be with responsible carriers acceptable to Landlord and licensed in the State in which the Property is located. The Tenant will deliver to Landlord certified copies of the policies of insurance or certificates evidencing the existence and amounts of the insurance. No policy shall be cancelable or subject to reduction of coverage or other modification except after 30 days prior written notice to Landlord. Tenant shall, at least 30 days prior to the expiration of the policies, furnish Landlord with renewals or "Binders" for the policies, or Landlord may order the required insurance and charge the cost to Tenant pursuant to Paragraph 23.

8.3(b) INCREASED RISK. Tenant will not do anything or permit anything to be done or any hazardous condition to exist ("Increased Risk") which shall invalidate or cause the cancellation of the insurance policies carried by either Tenant or Landlord. If Tenant does or permits any Increased Risk which causes an increase in the cost of Landlord's insurance policies then Tenant shall reimburse Landlord pursuant to Paragraph 23 for additional premiums attributable to any act, omission or operation of Tenant causing

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the increase in the premiums, including, but not limited to, non-compliance with recommendations under Paragraph 6.2. Payment of additional premiums will not excuse Tenant from terminating or removing the Increased Risk unless Landlord agrees in writing. Absent agreement, Tenant shall promptly terminate or remove the Increased Risk.

8.4 WAIVER OF SUBROGATION ON PROPERTY POLICIES. Each party releases the other party from any and all liability or responsibility (to the other party or anyone claiming through or under them by way of subrogation or otherwise) for loss or damage to property resulting from causes insured against, except if such casualty has been caused by the fault or gross negligence of the other party, or anyone for whom such party may be responsible.

8.5 INDEMNIFY. Tenant shall indemnify and hold harmless Landlord, its agents, employees and real estate managers, from and against any and all claims arising from: (a) Tenant's use of the Premises, (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Premises or elsewhere in the Industrial Park, (c) any breach or default in the performance of Tenant's obligations under the Lease, or arising from any negligence of the Tenant, or Tenant's agents, contractors or employees. Tenant shall defend Landlord against all costs, attorney's fees, expenses and liabilities incurred in the defense of any such claim, action or proceeding. In case any action or proceeding is brought against Landlord by reason of a claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel satisfactory to Landlord. Tenant assumes all risk of damage to property or injury to persons, in or about the Premises arising from any cause and Tenant waives all such claims against Landlord, except claims due to Landlord's gross negligence or willful misconduct. The liability of Tenant to indemnify Landlord, its agents and employees, shall not extend to any matter against which landlord shall be effectively protected by insurance, provided that if any liability shall exceed the amount of effective and collectable insurance, the liability of Tenant shall apply to the excess. Whether the insurance is "effective" depends in part, but not by way of limitation, on the absence of any defense to coverage made by the insurer.

9.      CASUALTY DAMAGE.

9.1 DAMAGE TO PREMISES. Tenant will give immediate notice to Landlord of fire or other casualty damage to the Premises. Landlord will repair the Premises, except damage from items in which Tenant is responsible for under Paragraph 6.3 herein and unless it decides to terminate under Paragraph 9.2. Tenant will be obligated to pay prorata fixed and additional rent on the portion of the Premises it can occupy.

9.2(a) PREMISES DAMAGE. If the Building is substantially destroyed or the damage requires more than 180 days from the date of the damage to repair, either Landlord or Tenant has the option to terminate this Lease by giving written notice within 30 days after the date of the damage (except Tenant shall not have such option if less than twenty-five percent (25%) of the Premises is damaged, in which case the provisions of 9.2(b) shall apply). This Lease shall terminate either 30 days after receipt of the notice or the date Tenant vacates the Premises, whichever is sooner.

9.2(b) REPAIRS REQUIRING LESS THAN 180 DAYS TO REPAIR. If the estimated repair time is less than 180 days and Landlord diligently pursues repair, Tenant may not terminate if repair time runs over 180 days due to causes beyond Landlord's control.

9.2(c) DAMAGE DURING LAST SIX MONTHS OF TERM. If casualty damage occurs to the Premises or to the Building during the last six (6) months of the Lease Term, Landlord may terminate this Lease. If Tenant has an unexpired option to extend the option to extend or renew must be exercised within twenty (20) days of the casualty. If the option is exercised Landlord may not cancel unless there is substantial damage. If the option is not exercised, the option is terminated and Landlord may terminate the Lease.

9.3 NEGLIGENCE OF TENANT - UNINSURED LOSS. An "Insured Loss" is damage caused by an event which is either required to be or which has been elected by Landlord to be covered by insurance described in Paragraph 8.2(a). If casualty damage occurs which is not an Insured Loss and which is due to a negligent or willful act of Tenant, Tenant will repair the damage at its expense and will remain liable for the full rent during repair. Termination under Paragraph 9.2 will not be available to Tenant.

9.4 TENANT CLAIMS. No compensation, claims, or diminution of rent will be paid or allowed by Landlord, by reason of inconvenience, annoyance, or injury to business, arising from the necessity of repairing any other portion of the Building, however, the necessity may occur.

10.     REAL PROPERTY TAXES.

10.1 PAYMENT OF TAXES. Landlord shall pay the Real Property Taxes on the Property during the Lease Term and Tenant shall pay Landlord as Additional Rent Tenant's share of the Real Property Taxes as provided in Paragraph 5.2 If the premises are not separately assessed, Tenant's share of the real property tax payable by Tenant shall be prorated.

10.2 DEFINITION OF "REAL PROPERTY TAX". The term "Real Property Tax" includes any form of assessment, license fee, levy, penalty or tax (other than inheritance or estate taxes), imposed by an authority with direct or indirect power to tax any legal or equitable interest of Landlord in the real property of which the Premises are a part, but shall not include any rent tax payable by Tenant under Paragraph 5, nor any corporate franchise or income taxes.

10.3 PERSONAL PROPERTY TAXES. Tenant will pay, before delinquent, all taxes assessed against trade fixtures, furnishings, equipment and all other personal property of Tenant. Tenant will cause these items to be assessed and billed separately from the real property of Landlord.

11. UTILITIES. Tenant will pay directly to the appropriate supplier, the cost of all water/sewer, gas, heat, light, electrical, telephone, refuse disposal and other utilities and services supplied to the Premises, and any taxes on those bills. If any services are not separately metered, Tenant will pay as Additional Rent as provided in Paragraph 5.2 a proportion of all jointly-metered utilities used by other occupants of the property based either upon type and extent of use or on area, as reasonably determined by Landlord.

12.     ASSIGNMENT AND SUBLETTING.

12.1 LANDLORD'S CONSENT REQUIRED. Tenant will not voluntarily or by operation of law assign, transfer, mortgage, sublet or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises, without Landlord's prior written consent which consent may not be unreasonably withheld by Landlord. Any attempted assignment, transfer, mortgage, encumbrance or subletting without consent shall be void as against Landlord, and shall constitute a breach of the Lease.

12.2 NO RELEASE OF TENANT. Regardless of Landlord's consent, no subletting or assignment will alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant. Acceptance of rent from any other person will not be deemed a waiver by Landlord of any provision of this Lease. Consent to one assignment or subletting will not be deemed consent to any subsequent assignment or subletting.

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12.3   PARTICIPATION BY LANDLORD.  In the event of any assignment or sublease involving rent in excess of the Fixed Minimum Rent or Additional Rent required under this Lease (Excess Rent), Landlord shall participate in the Excess Rent. Tenant shall promptly forward to Landlord fifty percent (50%) of all such Excess Rent collected from the assignee or subtenant and shall supply Landlord with true copies as executed of all assignments and subleases.

12.4 PROCESSING FEES. If Landlord consents to a sublease or assignment, Tenant will pay a processing fee of $350.

13.    DEFAULTS; REMEDIES.

13.1 EVENTS OF DEFAULT. It is a default under this Lease if any of the following "Events of Default" happens:

       (a) if any Fixed Monthly Rent is not paid when due and default continues for a period of 5 days; or

       (b) if any additional rent is not paid when due and default continues for a period of 10 days; or

       (c)  if the provisions of Paragraph 6.3 are not fully complied with; or

       (d) if Tenant defaults under any of the terms of this Lease other than those in 13.1(a), (b) and (c), and default continues for fifteen
            (15) days after written notice (except if default cannot be completely cured within fifteen (15) days, it will not be an Event of Default if Tenant starts to cure within the fifteen (15) day period, and in good faith continually proceeds to remedy the default); or

       (e) if Tenant or any person who has guaranteed performance, files a voluntary petition in bankruptcy or is adjudicated a bankrupt or insolvent, or files a petition or answer seeking relief under any federal, state or other statue or regulation, or seeks or consents or acquiesces in the appointment of a trustee, receiver or liquidator of Tenant or guarantor, or of all or any substantial part of Tenant's properties or of the Premises or any or all rents, earnings, or income or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due; or

       (f) if a petition is filed against Tenant, or any person who has guaranteed performance, seeking relief under any federal, state or other statue or regulation, which remains undismissed or unstayed for an aggregate of 60 days (whether or not consecutive), or if a trustee, receiver or liquidator of Tenant or guarantor, or of all or any substantial part of its properties or of the Premises or any or all rents, or income is appointed without the consent or acquiescence of Tenant, or guarantor, and the appointment remains unvacated or unstayed for an aggregate of 60 days (whether or not consecutive).

       (g) in the event Tenant or Tenant's subsidiary or affiliate shall lease other Premises from Landlord, any default under such other leases shall be deemed to be a default under this Lease and Landlord may enforce all rights and remedies for an Event of Default herein.

13.2   NOTICE; TERMINATION.

       Landlord at any time after the happening of an Event of Default may declare an Event of Default by written notice to Tenant specifying the Event(s) of Default. In the same or a later written notice Landlord may elect that this Lease terminate at 5:00 p.m. on the date listed by Landlord. The date will be at least 5 days after the giving of the termination notice (including the termination date). On the date in the notice, subject to Paragraph 13.4, the Lease and all interests demised will terminate and all rights of the Tenant shall cease. The termination will not take place if before the stated date and time.

      (i) Tenant has paid all arrears of fixed minimum rent and additional rent and all other amounts payable by Tenant, (together with interest pursuant to paragraph 24.10) and as additional rent all expenses (including, without limitation, attorney's fees and expenses) incurred by Landlord due to any default by Tenant, (the "Arrearages"), and

      (ii) all other defaults have been cured to the satisfaction of Landlord.

13.3 REPOSSESSION, RE-LETTING. After notice of an Event of Default, whether before or after a termination as provided in Paragraph 13.2, Landlord, without further notice and with no liability to Tenant, may repossess the Premises, by summary proceedings, ejectment or otherwise, and may remove Tenant and all other persons and any and all property from the Premises. After such repossession, Landlord may (but is under no obligation to) re-let the Premises, any part thereof, or the Premises with additional premises, on account of Tenant (until Landlord makes demand for final damages), in Tenant's or Landlord's name, without notice to Tenant, for a term (which may be more or less than the period which would have been the balance of the term of this Lease) and on conditions (including concessions, periods of rent free use, or alterations) and for purposes which Landlord determines and Landlord may receive the rents. Landlord is not liable for failure to collect any rent due upon any such reletting.

13.4 SURVIVAL OF TENANT'S OBLIGATIONS; DAMAGES. No provisions in Paragraphs 13.1, 13.2 and 13.3 will relieve Tenant of its liability and obligations under this Lease, all of which will survive. Landlord will not be deemed to accept a surrender of Tenant's lease or otherwise discharge Tenant because Landlord takes or accepts possession of the Premises or exercises control over them as provided. Acceptance of surrender and discharge may be done only by an instrument executed on behalf of Landlord by its duly authorized officer or employee.

     In the event of termination or repossession following an Event of Default, Tenant will pay to Landlord the Arrearages up to the earlier of the date of termination or repossession. Further Tenant, until the end of what would have been the term of this Lease in the absence of termination and whether or not the Premises or any part have been re-let, is liable to Landlord for, and will pay to Landlord, as liquidated and agreed "Current Damages" for Tenant's default:

     (a) the Fixed Minimum Rent and all additional rent and other charges payable by Tenant or which would be payable if this Lease had not terminated, plus all Landlord's expenses in connection with any reletting, including, without limitation, repossession costs, brokerage commission, legal expenses, attorney's fees, expenses of employees, alteration costs, and expenses of preparation for such reletting. LESS

     (b) the net proceeds, if any, of any re-letting on account of Tenant pursuant to Paragraph 13.3. If the Premises have been relet with additional premises, the net proceeds, if any, of reletting shall be prorated.

Tenant shall pay Current Damages to Landlord monthly on the days on which the Fixed Minimum Rent would have been payable if the Lease were not terminated, and Landlord is entitled to recover from Tenant each month.

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     After termination under Paragraph 13.2, whether or not Landlord has collected Current Damages, Tenant will pay to Landlord, on demand, as liquidated and agreed "Final Damages" for Tenant's default and in lieu of all Current Damages beyond the date of demand, an amount equal to the present cash value on the date of demand on the Fixed Minimum Rent and additional rent and other charges which would have been payable from the date of demand for what would have been the unexpired term of this Lease if it has not been terminated plus the Arrearages to the earlier of the date of termination or repossession and Current Damages up to the date of demand which remain unpaid.

If any statute or rule of law governing a proceeding in which Final Damages are to be proved validly limits the amount to an amount less than that provided for, Landlord is entitled to the maximum amount allowable under the statute or rule of law. The discount rate of interest shall be as provided in Paragraph 24.10.

14.  CONDEMNATION.

14.1 PERMANENT CONDEMNATION. If the Premises or any portion are taken under the power of eminent domain, or sold under the threat of the exercise of the power (both called "Condemnation"), this Lease will terminate as to the part taken as of the first date the condemning authority takes either title or possession. If the portion of the Premises taken is more than twenty-five percent (25%) or makes the balance unfit for Tenant's use, Tenant has the option to terminate this Lease as of the date the condemning authority takes possession. The option will be exercised in writing as follows:

     (i) within thirty (30) days after Landlord or the condemning authority has given Tenant written notice of the taking; or

     (ii) absent notice, within ten (10) days after the condemning authority has taken possession.

If Tenant does not terminate, this Lease will remain in full force and effect as to the portion of the Premises remaining. The rent will be proportionately reduced.

Any award for Condemnation is the Landlord's, whether the award is made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages. Tenant is entitled to any award for damage to Tenant's trade fixtures and removable personal property and moving expenses. If this Lease is not terminated, Landlord, to the extent of severance damages received, will repair damage to the Premises caused by Condemnation except to the extent that Tenant has been reimbursed by the condemning authority. Tenant will pay any amount in excess of the severance damages required to complete the repair.

14.2 TEMPORARY CONDEMNATION. Upon Condemnation of all or a part of the Premises for temporary use, this Lease will continue without change or abatement in Tenant's obligations, as between Landlord and Tenant. Tenant is entitled to the award made for the use. If the Condemnation extends beyond the term of the Lease, the award will be prorated between the Landlord and the Tenant as of the expiration date of the term. The Tenant is responsible for the cost of any restoration work required to place the Premises in the condition they were in prior to Condemnation unless the release of the Premises occurs after termination. In such case, Tenant will assign to the Landlord any claim it may have against the condemning authority. If Tenant has received restoration funds, it will give the funds to the Landlord within 15 days after demand.

15. FORCE MAJEURE. If Landlord's performance of any obligations under any provision in this Lease is delayed by an act or neglect of Tenant, Act of God, strike, labor dispute, unavailability of materials, boycott, governmental restrictions, riots, insurrection, war, catastrophe, or act of the public enemy, the period for the beginning or completion of the obligation is extended for a period equal to the delay.

16. SUBORDINATION. This Lease, at Landlord's option, will be subordinate to any form of security now or later placed on the Property and to all advances made on the security and to all renewals, modifications, consolidations, replacements and extensions. Tenant's right to quiet possession of the Premises will not be disturbed if Tenant is not in default under this Lease, unless it is otherwise terminated under the terms. If any mortgagee, trustee or ground lessor elects to have this Lease prior to the lien of its security, and gives written notice to Tenant, the Lease will be deemed prior to the security, whether dated before or after the date of the security, or the recording date. Tenant agrees to execute any required documents, and Tenant irrevocably appoints Landlord as Tenant's attorney-in-fact to do so, if Tenant fails to so execute within ten (10) days after written demand.

17. ESTOPPEL CERTIFICATE. Tenant, after not less than ten (10) days prior written notice from Landlord, will deliver to Landlord a written statement (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of the modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, (ii) stating the amount of the security deposit, if any, held by Landlord and (iii) acknowledge that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord, or stating any claimed defaults. The statement may be relied upon by any prospective purchaser or lender of the Premises.

Tenant's failure to deliver the statement within said time will be conclusive upon Tenant (i) that this lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that any security deposit is as represented by Landlord, (iii) that there are no uncured defaults in Landlord's performance, and (iv) that not more than one month's rent has been paid in advance.

If Landlord desires to sell or finance or refinance all or part of the Premises, Tenant agrees to deliver to any proposed purchaser or lender named by Landlord all financial statements of Tenant previously made public as may be reasonably required by the proposed purchaser or lender. The statements will include the past three years' financial statements of Tenant. All financial statements will be received by Landlord in confidence and will be used only for these purposes.

18. CORPORATE AUTHORITY. If Tenant is a corporation, each individual executing this Lease on behalf of the corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation, in accordance with a duly adopted resolution of the Board of Directors of the corporation, or in accordance with the bylaws of the corporation, and that this Lease is binding upon the corporation.

19. NOTICES. All notices required or permitted under this Lease shall be in writing and shall be deemed duly given if sent by United States certified or registered mail, return receipt requested, or by Federal Express or other major overnight courier that provides evidence of delivery, addressed to Landlord or Tenant, respectively, at the addresses provided in the Information Schedule.

Either party by notice as provided above may change the address for notices and/or payment of rent.

20. BROKER'S FEE. Landlord and Tenant represent and warrant to each other that except as listed in the Information Schedule, no broker, agent or finder has been employed by it in connection with this Lease and no commission are payable by it to any person. Tenant and Landlord each agree to indemnify, defend and save harmless the other from any expenses of claim for fees or commissions resulting from the indemnifying party having dealt with any broker agent or finder in negotiating this Lease. Landlord and Tenant acknowledge that the broker(s) in this transaction are as listed in the Information Schedule and that payments of

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commissions will be in accordance with their respective agreements.
Tenant represents it did not deal with any other broker, agent or finder purporting to represent Landlord.

21. LANDLORD'S ACCESS. Landlord and Landlord's agents have the right to enter the Premises at reasonable times for the purpose of inspecting, showing the Premises to prospective purchasers, tenants, lenders, and making alterations, repairs, improvements or additions to the Premises or to the Building that Landlord deems necessary or desirable. Landlord may place any ordinary "For Sale" or "For Lease" signs on the Premises or the Building, without rebate of rent liability.

22. LANDLORD'S LIABILITY. The term "Landlord" means only the owner or owners of the fee title at the time in question. If the Landlord (or the then grantor) transfers any title or interest, from and after the date of transfer the Landlord (or the then grantor) is relieved of all liability for Landlord's obligations. Any Security Deposit not delivered to the grantee is excepted. Landlord's obligations under this Lease shall thereafter be binding on Landlord's successors and assigns. Tenant agrees to attorn to any transferee or lender of Landlord.

23. LANDLORD'S RIGHT. If Tenant fails to make any required payment or defaults in performing any other term in this Lease, Landlord may, but need not (and without waiving the default), make such payment or remedy other defaults for Tenant's account and at Tenant's expense, immediately and without notice in case of emergency, otherwise on five (5) days written notice to Tenant. The costs, with interest under Article 24.10, and with charge equaling 15% of the cost (to cover Landlord's overhead), is due as additional rent with Tenant's next fixed minimum rent installment.

24.   MISCELLANEOUS.

24.1  TIME OF ESSENCE.  Time is of the essence under this Lease.

24.2 COVENANTS AND CONDITIONS. Each provision of this Lease performable by Tenant is both a covenant and a condition.

24.3  CAPTIONS.  Article and paragraph captions are only for convenience.

24.4 INCORPORATION OF PRIOR AGREEMENTS, AMENDMENTS. This Lease contains all agreement of the parties with respect to any matter mentioned. No prior agreement or understanding is effective after execution of this Lease. This Lease may be modified in writing only, signed by the parties. The exhibits listed on the Information Schedule and attached to this Lease are part of this Lease as fully as if placed in the body of the Lease.

24.5 CUMULATIVE REMEDIES. No remedy or election is exclusive but, wherever possible, is cumulative with all other remedies at law or in equity.

24.6 SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction, shall not affect the validity of any other provision. The valid portions of the Lease shall be interpreted together to accomplish the intent of the parties.

24.7 MERGER. The voluntary or other surrender by Tenant or a mutual cancellation will work a merger, and at Landlord's option, will terminate existing subtenancies or operate as an assignment of subtenancies.

24.8 HOLDING OVER. If Tenant retains possession after the Lease Term expires, without the written consent of Landlord, the occupancy will be a tenancy from month-to-month at a rent in the amount of twice the last fixed minimum rent plus all additional rent and other charges payable, and upon all other terms contained herein. Any options (i.e. renewal, expansion) and rights of first refusal contained in the Lease are terminated in the event of a holdover tenancy.

24.9 WAIVERS. Waiver by Landlord of any provision is not a waiver of any other provision or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent or approval of any act will not make it unnecessary to obtain Landlord's consent or approval in the future. The acceptance of rent by Landlord is not a waiver of any breach by Tenant other than a failure of Tenant to pay the particular rent accepted, regardless of whether Landlord knows of such a breach.

24.10 INTEREST ON PAST-DUE OBLIGATIONS. Any amount due to Landlord not paid when due will bear interest from the date due at the prime lending rate in effect from time to time at the Chase Manhattan Bank, N.A. in New York City or the highest rate of interest payable under the law, whichever is lower. Payment of interest will not cure any default by Tenant under this Lease except as expressly provided.

24.11 ATTORNEY FEES. If either party brings an action regarding terms or rights under this Lease, the prevailing party in any action, on trial or appeal, is entitled to reasonable attorney's fees as fixed by he court to be paid by the losing party. The term "attorney's fees" shall include, but is not limited to, reasonable attorney's fees incurred in any and all judicial, bankruptcy, reorganization, administrative or other proceeding, including appellate proceedings, whether the proceedings arise before or after entry of a final judgment and all costs and disbursements in connection with the matter.

24.12 WAIVER OF JURY TRIAL. Landlord and Tenant each waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties to this Lease against the others on any matter whatsoever arising out of or in any way connected with this Lease or its termination, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage and any emergency statutory or any other statutory remedy.

24.13 RECORDING. Tenant will not record this Lease without Landlord's written consent. Any recordation, at Landlord's option, will constitute a non-curable default of Tenant.

24.14 SIGNS AND AUCTIONS. Tenant shall not place any sign upon or conduct any auction on the Premises without Landlord's prior written consent.

24.15 SECURITY. Tenant acknowledges that the rents reserved in this Lease do not include the cost of security guards or other security measures, and that Landlord has no obligation to provide such services. Tenant assumes all responsibility for the protection of Tenant, its agents, employees and invitees from acts of third parties.

24.16  RELOCATION OF TENANT.  INTENTIONALLY DELETED

24.17 EASEMENTS AND RESTRICTIVE COVENANTS. Landlord reserves the right to grant and record easements, cross easements, rights, restrictive covenants and conditions and dedications which it deems necessary or desirable. The grants will not unreasonably interfere with Tenant's use of the Premises. Tenant agrees to promptly execute documents requested by Landlord. Failure to execute will be a material breach under this Lease.

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24.18  RULES AND REGULATIONS.  Tenant will comply with Landlord's rules and regulations respecting the Industrial Park. Notice of the rules and regulations will be posted or given to Tenant.

24.19 BINDING EFFECT; CHOICE OF LAW. Subject to provisions restricting assignments or subletting and to the provisions of Paragraph 22, this Lease will bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the state in which the Premises are located.

24.20 ABSENCE OF OPTION. The submission of this Lease for examination does not constitute a reservation of/or an option for the Premises and this Lease becomes effective only upon execution by Landlord.

25.    OPTION TO PURCHASE

25.1 GRANT OF OPTION. Landlord hereby grants to Tenant the exclusive right and option to purchase the Property subject to the terms and conditions as set forth in this section. Time is of the essence with respect to all matters relating to the Option, including but not limited to, the time to exercise the option and the time to close the purchase and sale.

25.2 TERM OF OPTION. The term of the Option granted herein shall begin on the July 1, 1996 and expire on June 30, 1997.

25.3 EXERCISE OF OPTION. Tenant shall exercise the Option by delivering, at any time during the term of the Option, an unconditional written notice of exercise to Landlord. Upon delivery of such notice, Tenant shall be deemed to have exercised the Option and Tenant shall become unconditionally and irrevocably obligated to buy, and Landlord shall become unconditionally and irrevocably obligated to sell the Property in accordance with the terms and conditions set forth herein.

25.4   TERMS OF SALE.  The terms of the sale shall be as follows:

       (a) CLOSING. The Closing shall mean delivery and recordation of the Grant Deed and the payment by Tenant to Landlord of the Purchase Price for the Property.

       (b) EARNEST MONEY DEPOSIT. The sum of Twenty-five Thousand and no/100ths Dollars ($25,000.00).

       (c)  ESCROW HOLDER.  First American Title Insurance Company

       (d)  TITLE INSURER.  First American Title Insurance Company

       (e) PURCHASE PRICE. The aggregate consideration, to be paid by Tenant to Landlord for the Property is shall be Three Million and 00/100ths Dollars ($3,000,000.00). In addition, if Tenant exercises its Option to purchase the Property, Tenant will reimburse Landlord for any Tenant Improvement Allowance that has been disbursed up to Two Hundred Thousand and no/100ths Dollars ($200,000.00).

       (f) TITLE POLICY. Landlord will provide Tenant with an CLTA owner's policy of title insurance, with liability in the amount of the Purchase Price, insuring Tenant as owner of good, marketable and indefeasible fee title to the Property subject to real property taxes and assessments and other matters of record. Within 10 days after Tenant exercises the Option, Landlord shall provide Tenant with a preliminary title report, accompanied by copies of all exceptions listed in Schedule B of the title report, other than standard exceptions. If the preliminary title report, accompanied by the exceptions is not delivered within 10 days, the Closing Date shall be extended by the number of days in excess of 10 before the report, accompanied by the exceptions, is delivered. Should Tenant fail to disapprove any of the exceptions by written notice to Landlord within 5 days after delivery of the report, accompanied by the exceptions, the exceptions shall be deemed approved. If Tenant gives written notice to Landlord of disapproval within 5 such days, the Closing Date shall be extended by 30 days to give Landlord the opportunity to clear the disapproved exceptions, if Landlord in its sole discretion chooses to do so. Tenant may terminate the purchase transaction by written notice to Landlord not sooner than 10 days and not later than 2 days before the closing date if Landlord has not cleared all disapproved exceptions to the reasonable satisfaction of Tenant. If Tenant does not exercise its right to terminate, Tenant shall be deemed to have approved the condition of title and is obligated to close the transaction. If Tenant exercises such termination right, the Options Purchase shall terminate and the lease shall remain in full force and effect through the balance of the lease term. Tenant will pay the additional premium to upgrade to an ALTA policy and for any endorsements.

       (g) DEPOSIT. Upon opening of Escrow, Tenant shall deposit with Escrow Holder the Earnest Money Deposit in cash, by cashier's check or by wire transfer of immediately available funds. The Earnest Money Deposit shall be invested by Escrow Holder in an interest bearing account acceptable to Tenant with all interest accruing thereon credited to Tenant. If this transaction is terminated for any reason other than a default by Tenant, then Escrow Holder is hereby instructed to return the Earnest Money Deposit, together with any interest earned thereon, to Tenant.

       (h) CLOSING FUNDS. The Purchase Price, less the amount of the Earnest Money Deposit and interest accrued thereon, shall be payable in cash, by cashier's check or by wire transfer of immediately available funds.

       (i) OPENING OF ESCROW. Tenant shall open Escrow immediately on exercise of the Option. This lease shall constitute escrow instructions to Escrow Holder and escrow shall be opened upon delivery by Tenant to Escrow Holder of the written notice of the exercise of Option, a fully signed copy of this Lease and the Earnest Money Deposit (the "Opening of Escrow"). Escrow Holder shall notify both parties as to the date of the opening of Escrow.

       (j) CLOSING DATE. The Closing shall occur thirty (30) days following the exercise of the Option.

       (k) CLOSING CONDITIONS. Escrow Holder shall not close escrow until as a condition to Closing for Tenant's benefit, the Title Insurer has irrevocably committed to issue the Title Policy as described above and otherwise in form and substance reasonably acceptable to Tenant. Prior to closing, the terms of this Lease will govern as to the obligations of the Tenant and Landlord. All rent obligations on behalf of Tenant shall be due during escrow period and be prorated to the time of closing.

       (l) DISCLAIMERS. Tenant is familiar with the property and may perform any reasonable studies to determine the condition of the Property prior to the exercise of option. Tenant agrees that it will inspect and assess the property prior to the close of escrow and that, except as expressly provided herein, tenant will rely solely upon tenant's examinations and investigations in electing whether or not to purchase the property. Notwithstanding anything herein to the contrary, it is expressly understood and agreed that Tenant is purchasing the property "as is" and "where is," and with all faults and defects, latent or otherwise, and that, except as expressly provided herein, Landlord is making no representations or warranties, either express or implied, by operation of law or otherwise, with respect to the quality, physical condition or value of the property, the presence or absence of hazardous substances in, on, under or about the property, the zoning classification of the property, the compliance of the

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            property with applicable law, or the income or expenses from or of the property. Without limiting the foregoing, it is understood and agreed that the Landlord makes no warranty of habitability, suitability, merchantability, fitness for a particular purpose or fitness for any purpose.

       (m) CLOSING COSTS. Tenant shall pay the following: (I) the documentary transfer tax, stamp tax or other recording fees or charges, in the amount required to be paid by law, (ii) recording costs for the Grant Deed, and (iii) one half the escrow fee. Landlord shall pay title insurance premium costs for a CLTA policy and one half the escrow fee.

       (n) ESCROW CANCELLATION CHARGES. In the event that this escrow shall fail to close by reason of the default of either party hereunder, the defaulting party shall be liable for all escrow cancellation charges. in the event that the escrow shall fail to close for any other reason, tenant shall be liable for all escrow cancellation charges.

       (o) ADDITIONAL ESCROW INSTRUCTIONS. If required by Escrow Holder, Tenant and Landlord shall execute Escrow Holder's usual form of supplemental escrow instructions for transactions of this type; provided, however, that in the event that any portion of such additional escrow instructions shall be inconsistent with the provisions of this Lease, the provisions of this Lease shall prevail to the extent of any inconsistency.

       (p) LIQUIDATED DAMAGES. IF ESCROW FAILS TO CLOSE DUE TO TENANT'S BREACH OF THE TERMS OF SALE, LANDLORD SHALL BE RELEASED FROM ALL OF ITS OBLIGATIONS UNDER THE OPTION, AND ESCROW HOLDER SHALL, IF IT HAS NOT DONE SO ALREADY, IMMEDIATELY DELIVER, DESPITE ANY INSTRUCTIONS TO THE CONTRARY, THE EARNEST MONEY DEPOSIT PLUS INTEREST EARNED TO LANDLORD, AND LANDLORD SHALL BE ENTITLED TO RETAIN THE EARNEST MONEY DEPOSIT PLUS SUCH INTEREST AS LIQUIDATED DAMAGES. TENANT AND LANDLORD SHALL INDEMNIFY ESCROW HOLDER FOR ANY LIABILITY, COSTS AND EXPENSES BY REASON OF ESCROW HOLDER'S GOOD FAITH COMPLIANCE WITH THIS PARAGRAPH. THE PARTIES EXPRESSLY AGREE THAT THE AMOUNT OF THE EARNEST MONEY DEPOSIT, PLUS INTEREST, IS A REASONABLE ESTIMATE OF THE EXTENT TO WHICH LANDLORD WOULD BE DAMAGED BY TENANT'S BREACH OF THE TERMS OF SALE, IN LIGHT OF THE DIFFICULTY THE PARTIES WOULD HAVE IN DETERMINING LANDLORD'S ACTUAL DAMAGES AS A RESULT OF SUCH BREACH BY TENANT. LANDLORD'S RETENTION OF THE EARNEST MONEY DEPOSIT AS LIQUIDATED DAMAGES SHALL BE LANDLORD'S EXCLUSIVE REMEDY FOR DAMAGES BY REASON OF TENANT'S BREACH OF THE TERMS OF SALE. TENANT'S BREACH OF THE TERMS OF SALE AND THE TERMINATION OF LANDLORD'S OBLIGATIONS UNDER THE OPTION SHALL NOT OTHERWISE AFFECT THE OBLIGATIONS OF THE PARTIES UNDER THE LEASE AND THE LEASE SHALL, EXCEPT FOR THE OPTION, REMAIN IN FULL FORCE AND EFFECT.

                               /s/ TKA                       /s/ DHD
                         -------------------            -----------------
                         LANDLORD'S INITIALS            TENANT'S INITIALS


Both parties acknowledge that they have reviewed this lease thoroughly and have given their voluntary consent to the provisions. The Landlord and Tenant agree that, at execution, the terms are commercially reasonable and show the intent of the parties.

     The parties hereto have executed this Lease on the dates specified below.



LANDLORD:
                                     NATIONAL LIFE INSURANCE COMPANY
                                     By:  Koll Investment Management
                                          its Authorized Agent


                                     By:      /s/ Thomas K. Arai
                                         ---------------------------
                                            Senior Vice President
                                     On:       March 16, 1996
                                         ---------------------------

TENANT:
                                     CALLAWAY GOLF COMPANY
                                     A California Corporation


                                     By:      /s/ Donald H. Dye
                                         ---------------------------
                                     Title: Donald H. Dye, President
                                     On:        March 15, 1996
                                         ---------------------------

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

                                  EXHIBIT "A"


           DESCRIPTION OF THE PREMISES AND ADJACENT SITE IMPROVEMENTS



The Premises are described as follows:


Lot 20 of Carlsbad Tract Number 81-46 Unit #1, in the City of Carlsbad, County of San Diego, State of California, according to Map 11287, filed in the office of the County Recorder of San Diego County July 18, 1985, including the building thereon (approximately 63,083 square feet) and parking lot and other improvements thereto. The premises is commonly referred to as 5858 Dryden Place, Carlsbad, CA.



The Adjacent Site Improvements are described as follows:  None.

                                  EXHIBIT "B"

                              PLAN OF THE PREMISES



               [THIS EXHIBIT CONSISTS OF AN 11 X 14 INCH DRAWING
          OF THE FOOTPRINT OF THE IMPROVEMENTS INCLUDING THE TWO STORY
                           BUILDING AND PARKING AREA]


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

                                  EXHIBIT "C"

                DESCRIPTION OF LANDLORD'S WORK AND TENANT'S WORK



Landlord will provide a two hundred thousand and 00/100ths dollar ($200,000.00) tenant improvement allowance. The tenant improvement allowance will include tenant improvement allowance costs, space planning, permits, fees and any other costs directly related towards the build out of the Tenant's space.

The allowance shall be paid to Tenant within ten (10) business days of submission of evidence of expenditure by Tenant for construction costs, space planning, permits, fees or other costs related to Tenant's space.




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

                                  EXHIBIT "D"

             CONTROL OF DANGEROUS/HAZARDOUS CHEMICALS AND MATERIALS


In consideration of existing and future legislation concerning the handling, storage, use and disposition of dangerous/hazardous chemicals and materials, Tenant acknowledges the risks and liabilities associated with same agrees to the following:

A. Tenant shall determine what laws, regulations and ordinance regarding the handling, storage, use and disposition of dangerous/hazardous chemicals and materials apply to Tenant's business with respect to the leased premises. Tenant shall take all reasonable and necessary steps, including any inspections, tests or studies, as required by such laws to cause prompt and ongoing compliance therewith.

B. Tenant agrees to immediately notify Landlord and the appropriate authorities of any spills, accidents, or improper discharges of any dangerous/hazardous chemicals and materials. Further, in addition to and in further support of and compliance with other hold harmless and indemnification obligations, Tenant acknowledges and assumes total responsibility for any and all dangerous/hazardous chemicals and materials it may handle, store, use and dispose of in or about Tenant's leased premises. Such responsibility shall include, but not be limited to, medical costs and personal injury awards (compensatory and/or punitive), environmental cleanups and related costs, governmental fines against Landlord and/or Tenant resulting from Tenant's willful and/or negligent handling, storage, use, disposition of dangerous/hazardous chemicals and materials, and/or Tenant's non-compliance with acceptable law.

C. Tenant shall, upon Owner or governmental request, disclose the type and quantity of dangerous/hazardous chemicals and materials Tenant is/has handled, stored, used, disposed of in or about Tenant's leased premises.

D.   Tenant shall endeavor to:

     1. Maintain and control all inventories of dangerous/hazardous chemicals and materials handled, stored, used, disposed of in or about tenant's leased premises.

     2. Educate managers, employees, and shipping personnel on the property handling, storage, use, disposition of dangerous/hazardous chemicals and materials.

     3.   Develop a dangerous/hazardous chemicals and materials accident plan.


     4. Isolate key use and storage areas of dangerous/hazardous chemicals and materials from ground waters, surface waters, and soils.

     5. Keep informed about existing and future governmental requirements concerning dangerous/hazardous chemicals and materials and Tenant's respective compliance obligations.

                                  EXHIBIT "E"

                                 RENT SCHEDULE



Pursuant to the terms of Paragraphs 32. & 5 of the Lease, the Fixed Minimum Rent shall be as listed below:


     July 1, 1996 through August 31, 1996             $0.00/month*
     September 1, 1996 through August 31, 1997        $28,387.35/month
     September 1, 1997 through August 31, 1998        $29,238.97/month
     September 1, 1998 through August 31, 1999        $30,116.14/month
     September 1, 1999 through August 31, 2000        $31,019.62/month
     September 1, 2000 through August 31, 2001        $31,950.21/month
     September 1, 2001 through August 31, 2002        $32,908.72/month


* Tenant shall pay Additional Rent as defined in Section 5.2 (a) of the Lease from July 1, 1996 through August 31, 1996.

                                  EXHIBIT "F"

                              REPORTS & DOCUMENTS



A.L.T.A. Survey, dated 5/18/89

OxyChem Material Safety Data Sheets, dated 8/28/92.

"Report of Preliminary Environmental Site Assessment," dated 10/22/92 - Law/Crandall, Inc.

"Environmental Property Evaluation," dated 11/3/92 - TRC Environmental
Corporation

"Questions and Answers About Electric and Magnetic Fields," dated 21/92 - Environmental Protection Agency

Law/Crandall letter, dated 1/11/93.

Law/Crandall letter, dated 3/18/93

Vista Site Assessment Plus Report, dated 1/4/95

San Diego Gas & Electric letter, dated 1/19/95

"Cost Proposal for Phase II Environmental Assessment," dated 2/1/95 - Geraghty & Miller letter

Koll Management Services fax, dated 2/21/95

Koll Management Services fax, dated 3/15/95

Koll Management Services fax, dated 4/25/95

Geraghty & Miller, Inc. memo, dated 12/11/95

"Results of Limited Phase II Environmental Assessment," dated 5/30/95 - Geraghty & Miller, Inc.

Geraghty & Miller, Inc. memo, dated 6/1/95

"Cost Estimate for Additional Drilling and Soil Sampling," dated 8/1/95 - Geraghty & Miller, Inc.

Geraghty & Miller, Inc. memo, dated 8/28/95

Geraghty & Miller, Inc. memo, dated 11/2/95

Geraghty & Miller, Inc. memo, dated 12/11/95

Geraghty & Miller, Inc. memo, dated 2/14/96

"Cost Estimate for Soil Excavation," dated 2/14/96 - Geraghty & Miller, Inc.


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